SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 9, 2025
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 W. 14th Street,, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2025, Synovus Bank (the “Bank”), a wholly-owned subsidiary of Synovus Financial Corp. (the “Company”), issued $500 million aggregate principal amount of its 5.957% Fixed-to-Fixed Rate Subordinated Bank Notes due 2036 (the “Subordinated Notes”). The Subordinated Notes were issued in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Subordinated Notes were issued under that certain Issuing, Calculation and Paying Agency Agreement, dated as of December 9, 2025, by and between the Bank and The Bank of New York Mellon Trust Company, N.A., as agent. Subject to any redemption prior to January 15, 2036, the Subordinated Notes will bear interest (i) from and including December 9, 2025, to, but excluding, January 15, 2031, at a fixed rate of 5.957% per annum and (ii) from and including January 15, 2031, to, but excluding, January 15, 2036, at a fixed rate that will be the Five-year U.S. Treasury Rate (as defined in the Subordinated Note) as of the day falling two business days prior to January 15, 2031, plus 2.300% per annum. The Subordinated Notes were sold at par resulting in net proceeds, after underwriting commissions and other estimated offering expenses, of approximately $496 million. The Bank intends to use the net proceeds from the sale of the Subordinated Notes for general corporate purposes.

The foregoing description of the Subordinated Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordinated Note, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above and the full text of the Subordinated Note, which is attached hereto as Exhibit 4.1, is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	4.1	5.957% Fixed-to-Fixed Rate Subordinated Bank Notes due 2036

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: December 9, 2025	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel